Exhibit (9)(c)
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LAW AND REGULATION DEPARTMENT
                          3100 Sanders Road, Suite J5B
                           Northbrook, Illinois 60062
                         Direct Dial Number 847-402-2400
                             Facsimile 847-402-4371


Michael J. Velotta
Vice President, Secretary
  and General Counsel

                                September 8, 2000



TO:      ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
         FARMINGVILLE, NEW YORK 11738-9075

FROM:    MICHAEL J. VELOTTA
         VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:      FORM N-4 REGISTRATION STATEMENT
         UNDER THE SECURITIES ACT OF 1933 AND
         THE INVESTMENT COMPANY ACT OF 1940
         FILE NOS. 333-94785, 811-07467
         "ALLSTATE CUSTOM PORTFOLIO", ALLSTATE PROVIDER" OR
         "SELECTDIRECTIONS" VARIABLE ANNUITY

     With reference to the Registration Statement on Form N-4 filed by Allstate Life Insurance Company of New York (the "Company"), as depositor, and Allstate Life of New York Separate Account A, as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts, marketed as the "Allstate Custom Portfolio", "Allstate Provider" or "SelectDirections" Variable Annuity. I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of September 8, 2000:

1. The Company is duly organized and existing under the laws of the State of New York and has been duly authorized to do business by the Director of Insurance of the State of New York.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

     I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,


/s/ MICHAEL J. VELOTTA
------------------------------
Michael J. Velotta
Vice President, Secretary and
  General Counsel